UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – March 22, 2010
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of principal executive offices) (Zip Code)

(267) 317-4009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 under Item 9B, as filed with the Securities and Exchange Commission on March 24, 2010, on March 22, 2010, Mace Security International, Inc. (the "Company") received a letter from the NASDAQ Listing Qualifications Department that the Company was no longer in compliance with the minimum price per share required for continued listing on the NASDAQ Stock Market under NASDAQ Listing Rule 5450(a)(1) because, for the period February 4, 2010 through March 19, 2010, the Company’s closing bid price was less than $1.00 per share.

The non-compliance with NASDAQ Listing Rule 5450(a)(1) makes the Company’s common stock subject to being delisted from the NASDAQ Stock Market.  In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, expiring on September 20, 2010, to regain compliance by having a closing bid price for a minimum of ten consecutive business days at $1.00 per share or higher.  Under NASDAQ Listing Rule 5810(c)(3)(F), the NASDAQ Listing Qualifications Department may, in its discretion, require the Company to maintain a closing bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally not more than 20 consecutive business days.

Until the Company is in compliance with the closing bid price rule, an indicator will be displayed with the quotation information related to the Company’s securities on NASDAQ.com and NASDAQTrader.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 30, 2010	Mace Security International, Inc.

By: /s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer